UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
NOVEMBER 15, 2021
CMC Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCMP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company                    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CFO Transition; Interim CFO Appointment
On November 15, 2021, CMC Materials, Inc. (the “Company”) announced that effective as of November 15, 2021 (“Effective Date”), Scott D. Beamer has resigned as the Company’s Vice President and Chief Financial Officer, and that Jeanette A. Press, the Company’s Principal Accounting Officer and Controller, has been appointed to the additional role of Interim Chief Financial Officer as of the Effective Date while the Company undertakes a search for a permanent successor. Mr. Beamer will remain employed by the Company for a limited period of time in order to transition his duties, during which period he will continue to receive his current base salary and be eligible to participate in the Company’s employee benefit plans. His departure is not related to any disagreement with the Company over its accounting principles or practices, or financial statement disclosures.
Ms. Press, age 46, has served as the Company’s Principal Accounting Officer and Controller since June 2020, and prior to that as Vice President and Principal Accounting Officer, Univar Solutions, from 2019 to 2020, and Vice President, Controller and Principal Accounting Officer, USG Corporation, from 2014 to 2019. She holds a B.S. in Public Accounting from Loyola University, Chicago.
For the role of Interim Chief Financial Officer of the Company, Ms. Press will receive an incentive cash award of $150,000, to be paid three months following the commencement of employment of a permanent chief financial officer, subject to her continued employment through the payment date and certain other terms. In addition, as of the Effective Date, Ms. Press will receive an award, with a grant date value equal to $150,000, of restricted stock units (“RSUs”) pursuant to the CMC Materials, Inc. 2021 Omnibus Incentive Plan, (the “OIP”), which will vest upon the one-year anniversary of the Effective Date. The number of RSUs under the award will be calculated based on the average closing price of a share of the Company’s common stock in the 50 days preceding the Effective Date, and the RSU award will be subject to other terms and conditions that are generally consistent with the terms and conditions applicable to the RSU awards granted to the Company’s other executive officers. Ms. Press will continue to receive her base salary, Short Term Incentive Program (“STIP”) target, and annual long-term equity incentive award target, as well as standard employee benefits, in effect immediately prior to the Effective Date.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 15, 2021, entitled “CMC Materials, Inc. Announces Chief Financial Officer Transition.”
104	Cover Page Interactive Data File - The Cover Page Interactive Data File does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMC MATERIALS, INC.
[Registrant]

Date: November 15, 2021	By:	/s/ JEANETTE A. PRESS
Jeanette A. Press
Interim Chief Financial Officer and Principal Accounting Officer
[Principal Financial Officer]